UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2005 (April 27, 2005)

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See disclosure of the employment arrangement with Mr. Clark Hickock described in Item 5.02 of this report and incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2005, we entered into an agreement with Mr. H. Clark Hickock pursuant to which Mr. Hickock joined us as an employee on April 28, 2005, and will assume full duties as our Chief Operating Officer on approximately May 23, 2005, at which time Mr. David Morash, our current President, Chief Operating Officer and Acting Chief Financial Officer, will focus his efforts on serving as President and Chief Financial Officer. Mr. Morash has acknowledged that the hiring of a Chief Operating Officer reporting to the Chief Executive Officer, and the transfer of his duties as Chief Operating Officer to such person, would not constitute a material reduction of his duties, responsibilities or authority as contemplated by his Executive Employment Agreement dated November 9, 2004.

Under the agreement, Mr. Hickock will receive $7,500 for his services from April 28, 2005 through approximately May 23, 2005, and effective upon his transition to full time service as Chief Operating Officer, he will receive an initial annual salary of $250,000. In addition, on April 28, 2005, we granted to Mr. Hickock an option under our 2004 Equity Incentive Plan to purchase up to 270,000 shares of our common stock at an exercise price of $3.35 per share, which option will vest quarterly over three years in equal installments so long as Mr. Hickock provides continuous service to us. At such time as Mr. Hickock becomes our full-time Chief Operating Officer: (i) he will become eligible to receive an executive level bonus in accordance with our Incentive Bonus Plan, as determined by our board of directors and chief executive officer; (ii) he will be granted 30,000 shares of our common stock as follows: 10,000 shares on the date Mr. Hickock commences full time employment (approximately May 23, 2005), and an additional 10,000 shares on each of the first and second anniversaries of that date; and (iii) he will receive a $1,000 per month vehicle allowance.

If we terminate Mr. Hickock’s employment without cause after he becomes our full-time Chief Operating Officer, he will receive 12 months of his then-current salary in a lump-sum payment and his initial option grant for 270,000 shares of common stock will automatically vest with respect to all shares.

The foregoing description of Mr. Hickock’s employment arrangement is qualified in its entirety by reference to the letter agreement attached as Exhibit 10.1 to this report and incorporated by reference herein.

Since June 2004, Mr. Hickock has served as Executive Vice President Global Operations for Cherokee International Corporation (Nasdaq: CHRK), a designer and manufacturer of power sources. From 1994 to 2004, Mr. Hickock served as Executive Vice President Global Operations for REMEC, Inc. (Nasdaq: REMC), a telecommunications equipment company.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Letter Agreement with Mr. Clark Hickock dated April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ David L. Morash
David L. Morash
President, Chief Operating Officer and
Acting Chief Financial Officer

Date: May 3, 2005